UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 7, 2003
                Date of report (Date of earliest event reported)

                               MedSolutions, Inc.
               (Exact Name of Registrant as Specified in Charter)

             Texas                    0-32995                 75-2531556
(State or Other Jurisdiction of     (Commission     (IRS Employer Identification
        Incorporation)              File Number)                  No.)


                 12750 Merit Drive, Park Central VII, Suite 770
                               Dallas, Texas 75251
              (Address of Principal Executive Offices and Zip Code)

                                 (972) 931-2374
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets


         On  October 3,  2003,  MedSolutions,  Inc.,  a Texas  corporation  (the
"Company"), signed a letter of intent to acquire certain of the assets, including customer contracts, assume certain of the liabilities and take over the regulated medical waste operations of AmeriTech Environmental, Inc., a Texas corporation ("AmeriTech"), in exchange for a combination of cash, a promissory note and shares of the Company's common stock, par value $.001 (the "Common Stock"). Pursuant to the definitive asset purchase agreement dated as of November 7, 2003, by and between the Company and AmeriTech, the transaction was accomplished by an assignment by AmeriTech to the Company of all of its regulated medical waste disposal customer contracts, which cover approximately 800 customers. The other assets acquired consisted primarily of equipment associated with AmeriTech's regulated medical waste disposal business and a parcel of real property located in Houston, Texas.

         The purchase price for the acquired assets was $650,000 cash (net of $30,000 credited back to the Company for services rendered prior to the closing date by the Company to AmeriTech), a promissory note in the original principal amount of $750,000 bearing interest at a rate per annum of 7%, interest payable monthly, and all principal and accrued interest due on the first anniversary of the note, and 705,072 shares of Common Stock. The number of shares of Common Stock delivered at the closing may be increased or decreased depending upon the amount of revenues realized by the Company from the customer contracts acquired from AmeriTech for the ensuing six months following the closing of the transaction. The Company also assumed approximately $200,000 in liabilities from AmeriTech. The cash portion of the purchase price was funded from the proceeds of sales of Common Stock in private placements and $400,000 which was loaned to the Company by two of its directors/stockholders in exchange for promissory notes. The purchase price was determined largely based upon the amount of revenues AmeriTech has generated from its regulated medical waste disposal business during the first three quarters of 2003.

The description contained in this Item 2 of the transactions consummated pursuant to the terms and conditions of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Report as Exhibit 2.1.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial  Statements  of  Business  Acquired.   The  acquired
business financial statements will be filed within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (b) Pro Forma Financial Information. The pro forma financial information will be filed within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (c) Exhibits. The following Exhibit is filed as part of this report:

                  2.1 Asset Purchase Agreement dated as of November 7, 2003, by and between MedSolutions, Inc. and AmeriTech Environmental, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MEDSOLUTIONS, INC.

Date: November 24, 2003             By:     /s/ Matthew H. Fleeger
                                           President and Chief Executive Officer

                                INDEX TO EXHIBITS

2.1 Asset Purchase Agreement dated as of November 7, 2003, by and between MedSolutions, Inc. and AmeriTech Environmental, Inc.